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EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

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ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

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August 20, 2021

Neil Brandom

Chief Executive Officer

Golden Seed, Inc.

2894 South Coast Highway, Suite 1

Laguna Beach, CA 92651

Re: Golden Seed, Inc.

Dear Mr. Brandom:

In connection with the Regulation A offering of Class B Common Stock for Golden Seed, Inc. dated August 20, 2021 please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the Class B Common Stock offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Washington DC Office     1440 G Street NW     Washington DC 20005

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

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